TENABLE ANNOUNCES THE PASSING OF CHAIRMAN AND CEO AMIT YORAN
COLUMBIA, Md. (January 4, 2025) — It is with profound sadness that Tenable Holdings, Inc. announces the passing of our Chairman and Chief Executive Officer, Amit Yoran. Amit passed away unexpectedly yesterday. He had been battling cancer.
A visionary leader and a pioneer in the cybersecurity industry, Amit dedicated his life to making the digital world safer. His unwavering commitment to innovation and relentless pursuit of excellence transformed Tenable into a global leader in exposure management. His contributions to the field have left an indelible mark, not only on the company but on the broader cybersecurity community.
“Amit was an extraordinary leader, colleague, and friend,” said Art Coviello, Tenable’s lead independent director. “His passion for cybersecurity, his strategic vision, and his ability to inspire those around him have shaped Tenable’s culture and mission. His legacy will continue to guide us as we move forward.”
Amit Yoran joined Tenable as CEO in 2016, leading the company through significant growth, including its successful initial public offering in 2018. Prior to Tenable, Amit held several prominent positions, including President of RSA and founding CEO of NetWitness, among many other leadership roles in the technology sector.
Amit took a medical leave of absence starting December 5, 2024 at which time the Board appointed Steve Vintz, CFO, and Mark Thurmond, COO, as Co-CEOs to ensure continued strategic execution and stability. The company will continue to operate under their leadership as the Board conducts a CEO search, including both internal and external candidates. Art Coviello will serve as Chairman of the Board.
Based on our preliminary results for the Q4 and the full year, the company expects to meet or exceed the financial guidance we provided in the press release issued on Oct. 30, 2024.
Our thoughts are with Amit’s family during this difficult time. We extend our deepest condolences to his loved ones and express our gratitude for the remarkable legacy he leaves behind. Funeral arrangements have not been announced at this time.
About Tenable
Tenable® is the exposure management company, exposing and closing the cybersecurity gaps that erode business value, reputation and trust. The company’s AI-powered exposure management platform radically unifies security visibility, insight and action across the attack surface, equipping modern organizations to protect against attacks from IT infrastructure to cloud environments to critical infrastructure and everywhere in between. By protecting enterprises from security exposure, Tenable reduces business risk for approximately 44,000 customers around the globe. Learn more at tenable.com.
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Media Contact:
Brian Alberti
Tenable
tenablepr@tenable.com
Forward-Looking Statements
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